                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                             Settlement Date         10/31/2002
                                             Determination Date      11/12/2002
                                             Distribution Date       11/15/2002



I.      All Payments on the Contracts                                                                                  1,597,517.39
II.     All Liquidation Proceeds on the Contracts with
        respect to Principal                                                                                              24,042.25
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.66
V.      Servicer Monthly Advances                                                                                         44,548.37
VI.     Distribution from the Reserve Account                                                                             21,098.41
VII.    Deposits from the Pay-Ahead Account
        (including Investment Earnings)                                                                                   2,968.56
VIII.   Transfers to the Pay-Ahead Account                                                                               (3,296.03)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                             (0.66)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                             (10.66)

Total available amount in Collection Account                                                                          $1,686,868.29
                                                                                                                   ================



DISTRIBUTION AMOUNTS                                                   Cost per $1000
--------------------------------------------------------             ----------------------

1.    (a) Class A-1 Note Interest Distribution                                                            0.00
      (b) Class A-1 Note Principal Distribution                                                           0.00
          Aggregate Class A-1 Note Distribution                          0.00000000                                            0.00

2.    (a) Class A-2 Note Interest Distribution                                                            0.00
      (b) Class A-2 Note Principal Distribution                                                           0.00
          Aggregate Class A-2 Note Distribution                          0.00000000                                            0.00

3.    (a) Class A-3 Note Interest Distribution                                                            0.00
      (b) Class A-3 Note Principal Distribution                                                           0.00
          Aggregate Class A-3 Note Distribution                          0.00000000                                            0.00

4.    (a) Class A-4 Note Interest Distribution                                                            0.00
      (b) Class A-4 Note Principal Distribution                                                           0.00
          Aggregate Class A-4 Note Distribution                          0.00000000                                            0.00

5.    (a) Class A-5 Note Interest Distribution                                                            0.00
      (b) Class A-5 Note Principal Distribution                                                           0.00
          Aggregate Class A-5 Note Distribution                          0.00000000                                            0.00

6.    (a) Class A-6 Note Interest Distribution                                                       73,788.28
      (b) Class A-6 Note Principal Distribution                                                   1,404,893.87
          Aggregate Class A-6 Note Distribution                         62.39165190                                    1,478,682.15

7.    (a) Class B Note Interest Distribution                                                         59,285.00
      (b) Class B Note Principal Distribution                                                             0.00
          Aggregate Class B Note Distribution                            5.56666667                                       59,285.00

8.    (a) Class C Note Interest Distribution                                                         98,822.83
      (b) Class C Note  Principal Distribution                                                            0.00
          Aggregate Class C Note Distribution                            5.70833312                                       98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                            17,326.87
       (b)  Reimbursement of prior Monthly Advances                                                  32,751.44
               Total Servicer Payment                                                                                     50,078.31

10.  Deposits to the Reserve Account                                                                                           0.00

Total Distribution Amount from Collection Account                                                                     $1,686,868.29
                                                                                                                    ================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA)
           from Excess Collections                                                                          0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
           from Excess Collections                                                                          0.00
      (c)  Distribution from the Reserve Account
           to the Sellers(Chase USA)                                                                        0.00
      (d)  Distribution from the Reserve Account to the
           Sellers(Chase Manhattan Bank)                                                                    0.00
                        Total Amounts to Sellers
                        (Chase USA & Chase Manhattan Bank)                                                                   0.00
                                                                                                                   ==============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account
           to the Sellers(Chase USA)                                                                        5.39
      (b)  Distribution from the Payahead Account to
           the Sellers(Chase Manhattan Bank)                                                                5.27
                        Total Amounts to Sellers
                        (Chase USA & Chase Manhattan Bank)                                                                  10.66
                                                                                                                   ==============

                       INTEREST
--------------------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @          5.845%                                                            0.00
        (b) Class A-2 Notes    @          6.028%                                                            0.00
        (c) Class A-3 Notes    @          6.140%                                                            0.00
        (d) Class A-4 Notes    @          6.250%                                                            0.00
        (e) Class A-5 Notes    @          6.420%                                                            0.00
        (f) Class A-6 Notes    @          6.500%                                                       73,788.28
                     Aggregate Interest on Class A Notes                                                                73,788.28

        (g) Class B Notes @               6.680%                                                                        59,285.00

        (h) Class C Notes @               6.850%                                                                        98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                 0.00
        (b) Class A-2 Notes                                                                                 0.00
        (c) Class A-3 Notes                                                                                 0.00
        (d) Class A-4 Notes                                                                                 0.00
        (e) Class A-5 Notes                                                                                 0.00
        (f) Class A-6 Notes                                                                                 0.00

        (g) Class B Notes                                                                                   0.00

        (h) Class C Notes                                                                                   0.00


3.   Total Distribution of Interest                                     Cost per $1000
                                                                        --------------
        (a) Class A-1 Notes                                               0.00000000                        0.00
        (b) Class A-2 Notes                                               0.00000000                        0.00
        (c) Class A-3 Notes                                               0.00000000                        0.00
        (d) Class A-4 Notes                                               0.00000000                        0.00
        (e) Class A-5 Notes                                               0.00000000                        0.00
        (f) Class A-6 Notes                                               3.11342954                   73,788.28
                     Total Aggregate Interest
                     on Class A Notes                                                                                   73,788.28

        (g) Class B Notes                                                 5.56666667                                    59,285.00

        (h) Class C Notes                                                 5.70833312                                    98,822.83



                       PRINCIPAL
--------------------------------------------------------

                                                                   No. of Contracts
                                                                   ----------------
1.   Amount of Stated Principal Collected                                                             470,976.91
2.   Amount of Principal Prepayment Collected                                 44                      826,741.97
3.   Amount of Liquidated Contract                                            5                       107,174.99
4.   Amount of Repurchased Contract                                           0                             0.00

       Total Formula Principal Distribution Amount                                                                   1,404,893.87

5. Principal Balance before giving effect to
   Principal Distribution Pool Factor
        (a) Class A-1 Notes                                                                  0.0000000                       0.00
        (b) Class A-2 Notes                                                                  0.0000000                       0.00
        (c) Class A-3 Notes                                                                  0.0000000                       0.00
        (d) Class A-4 Notes                                                                  0.0000000                       0.00
        (e) Class A-5 Notes                                                                  0.0000000                       0.00
        (f) Class A-6 Notes                                                                  0.5747870              13,622,450.98
        (g) Class B Notes                                                                    1.0000000              10,650,000.00
        (h) Class C Notes                                                                    1.0000000              17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                 0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                 0.00
        (d) Class A-4 Notes                                                                                                 0.00
        (e) Class A-5 Notes                                                                                                 0.00
        (f) Class A-6 Notes                                                                                                 0.00

        (g) Class B Notes                                                                                                   0.00

        (h) Class C Notes                                                                                                   0.00


7. Principal Distribution                                          Cost per $1000
                                                                   --------------
        (a) Class A-1 Notes                                          0.00000000                                             0.00
        (b) Class A-2 Notes                                          0.00000000                                             0.00
        (c) Class A-3 Notes                                          0.00000000                                             0.00
        (d) Class A-4 Notes                                          0.00000000                                             0.00
        (e) Class A-5 Notes                                          0.00000000                                             0.00
        (f) Class A-6 Notes                                         59.27822236                                     1,404,893.87

        (g) Class B Notes                                            0.00000000                                             0.00

        (h) Class C Notes                                            0.00000000                                             0.00


8. Principal Balance after giving effect to                                            Pool Factor
   Principal Distribution                                                              -----------
        (a) Class A-1 Notes                                                             0.0000000                           0.00
        (b) Class A-2 Notes                                                             0.0000000                           0.00
        (c) Class A-3 Notes                                                             0.0000000                           0.00
        (d) Class A-4 Notes                                                             0.0000000                           0.00
        (e) Class A-5 Notes                                                             0.0000000                           0.00
        (f) Class A-6 Notes                                                             0.5155087                  12,217,557.11

        (g) Class B Notes                                                               1.0000000                  10,650,000.00

        (h) Class C Notes                                                               1.0000000                  17,312,029.25



                       POOL DATA
--------------------------------------------------------
                                                                                        Aggregate
                                                                  No. of Contracts  Principal Balance
                                                                  ----------------  -----------------
1. Pool Stated Principal Balance as of   10/31/2002                    1,484          40,179,586.36

2. Delinquency Information                                                                                    % Delinquent
                                                                                                              ------------
              (a) 31-59 Days                                             14                      281,586.62       0.701%
              (b) 60-89 Days                                             7                       315,779.64       0.786%
              (c) 90-119 Days                                            3                       196,238.73       0.488%
              (d) 120 Days +                                             0                             0.00       0.000%

3. Contracts Repossessed during the Due Period                           0                             0.00

4. Current Repossession Inventory                                        0                             0.00

5. Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance
            of Liquidated Receivables                                     5                      107,174.99
       (b)  Net Liquidation Proceeds on any
            Liquidated Receivables                                                                24,042.25
                                                                                          -----------------
       Total Aggregate Net Losses for the
       preceding Collection Period                                                               83,132.74

6.   Aggregate Losses on all Liquidated
     Receivables (Year-To-Date)                                                                                       931,734.46

7.   Aggregate Net Losses on all
     Liquidated Receivables (Life-To-Date)                              575                                         5,149,134.38

8.   Weighted Average Contract Rate of
     all Outstanding Contracts                                                                                            8.998%

9.   Weighted Average Remaining Term to Maturity
     of all Outstanding Contracts                                                                                        106.529


                   TRIGGER ANALYSIS
--------------------------------------------------------

1.  (A)  AVERAGE 60+ DELINQUENCY PERCENTAGE                             1.471%
    (B)  DELINQUENCY PERCENTAGE TRIGGER IN EFFECT?                                    NO

2.  (A)  AVERAGE NET LOSS RATIO                                         0.036%
    (B)  NET LOSS RATIO TRIGGER IN EFFECT?                                            NO
    (C)  NET LOSS RATIO (USING ENDING POOL BALANCE)                     0.100%

3.  (A)  SERVICER REPLACEMENT PERCENTAGE                                0.120%
    (B)  SERVICER REPLACEMENT TRIGGER IN EFFECT?                                      NO



                     MISCELLANEOUS
--------------------------------------------------------

1.    Monthly Servicing Fees                                                                                          17,326.87

2.    Servicer Advances                                                                                               44,548.37

3.   (a)  Opening Balance of the Reserve Account                                                                   5,325,240.59
     (b)  Deposits to the Reserve Account                                                             0.00
     (c)  Investment Earnings in the Reserve Account                                              7,200.20
     (d)  Distribution from the Reserve Account                                                (21,098.41)
     (e)  Ending Balance of the Reserve Account                                                                    5,311,342.38

4.    Specified Reserve Account Balance                                                                            5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                     3,947.31
     (b)  Deposits to the Pay-Ahead Account
          from the Collection Account                                                             3,296.03
     (c)  Investment Earnings in the Pay-Ahead Account                                               10.66
     (d)  Transfers from the Pay-Ahead
          Account to the Collection Account                                                     (2,968.56)
     (e)  Ending Balance in the Pay-Ahead Account                                                                      4,285.44
